UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 19, 2006

(Date of earliest event reported)

IRISH MAG, INC.

(Exact name of registrant as specified in charter)

Florida	333-132119	59-1944687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

646 First Avenue South, St. Petersburg, FL		33701
(Address of principal executive of offices)		(Zip code)

(866) 821-9004
(Registrant’s telephone number including area code)

n/a
(Former Name or former address, if changed since last report)

ITEM 3.03.  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On September 19, 2006, Irish Mag, Inc. (the “Company”) held a special meeting of the Board of Directors.  The Board of Directors has approved a forward stock split of its common shares.  Shareholders of record as of September 1, 2006 are eligible to receive shares approved in the forward split.  The ex-dividend date is September 4, 2006 and the forward stock split payable date is September 30, 2006.  The Company is forward splitting the shares at the rate of 4.44444444 to1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IRISH MAG, INC.

By:	/s/ John Maguire
Name: John Maguire
Title: President